MerueloMaddux Properties, Inc.
Supplemental Information

September 30, 2007

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Corporate Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Company Background

MerueloMaddux Properties Inc. (MMPI) is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.  We are an experienced real estate company in the Los Angeles market. We employ specialists in urban site identification, land planning, design development, architecture, construction oversight, real estate brokerage, financial underwriting, real estate law and property management. Our employees have close working relationships with local and national lending institutions, local government officials and community and labor leaders and are active in the real estate financial and brokerage community in Los Angeles. We have substantial experience in assembling numerous small land parcels, expediting land development approvals and in project design, construction and management.

We focus on properties that have alternate, more profitable uses achievable through major renovation, redevelopment or development. We are involved in a wide range of project types, including food industry, wholesale market, small tenant industrial and residential properties. These projects are predominantly located in a densely urban, multi-ethnic environment, involve numerous local entitlement, property assemblage and physical challenges and are opportunities frequently overlooked by mainstream institutional investors and developers. We believe we can earn higher risk-adjusted returns on the redevelopment of re-emerging urban markets than on initial development in emerging suburban markets.

We are committed to responsible property investing. Real estate development activity in California historically has been centered around the periphery of established population areas, which has resulted in suburban sprawl and exacerbated economic, social and transportation problems and provoked resistance from businesses, residents and governments. “Smart Growth” and “Transit Oriented Development” are emerging categories of development that feature urban infill projects that meet the demands of urban communities. The advantages of Smart Growth projects include utilizing or upgrading existing infrastructure instead of creating new infrastructure, as well as reducing automobile reliance by locating businesses, customers and employees closer to each other and to existing public transit systems. We pursue Smart Growth projects, Transit Oriented Development and similar projects that have both economic and social benefits.

Most of our projects are located in or around the downtown area of Los Angeles, and all of our projects are in Southern California. Downtown Los Angeles is commonly defined as an area of approximately 350 city blocks, or approximately 2,500 acres, ringed by the U.S. Highway 101/ Santa Ana Freeway on the north, the Los Angeles River on the east, U.S. Interstate 10/Santa Monica Freeway to the south and the State Highway 110/Pasadena Freeway to the west. With approximately 83 acres of land in downtown Los Angeles owned or controlled through executory purchase and sale agreements or options to purchase, we believe we are the largest non-government landowner in downtown Los Angeles.

We organized our company as a taxable corporation and believe that we have greater operating flexibility than that of our competitors that are organized as real estate investment trusts, or REITs. We, however, operate our business and own our assets through an operating partnership and therefore have the same ability that a REIT structured as an umbrella partnership REIT, or UPREIT, has to acquire properties by issuing common units of the operating partnership as consideration.

On January 30, 2007, we consummated our initial public offering (our “IPO”) and sold 40,000,000 shares of our common stock to the public. Approximately 3,000,000 shares of the common stock were sold directly by us to our Chief Executive Officer and Chairman of our Board of Directors, Mr. Meruelo. Concurrently with our IPO, we effected a series of transactions, which we refer to as our “formation transactions,” pursuant to which we acquired our initial projects. On February 14, 2007, we issued 275,207 shares to affiliates of Richard Meruelo and and President, John Charles Maddux, that we had a contingent obligation to issue (we have a remaining contingent obligation to issue up to 2,261,388 shares), and the underwriters of our IPO exercised their option to purchase an additional 5,550,000 shares of our common stock. Including the over-allotment option exercise, we raised approximately $425.7 million in proceeds in our IPO, after the underwriting discount but before expenses related to the IPO.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Our company is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.

As of September 30, 2007, the Company  has classified 27 of its projects as rental properties and 29 as development projects. Most of the projects are located in or around the downtown area of Los Angeles, and all of the projects are in Southern California.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC).  Additional information about us and our properties is also available at our website www.meruelomaddux.com.

Acquisitions and Dispositions:
In the third quarter, the Company completed five property acquisitions that included 1875 W. Mission Blvd., 2040 Camfield Avenue, 5500 Flotilla Street, 2529 Santa Fe Avenue and a single purchase that included several small properties adjacent to Meruelo Baldwin Park, for a total cost of $33.1 million.  On a combined basis, these projects total approximately 33.56 acres.

The largest acquisition was 1875 W. Mission Blvd. in Pomona, which provides the land for Pomona Retail Center and a large portion of Pomona Park Village.  The purchase price for the property was $20.0 million.  We acquired this project subject to a fixed rate mortgage of $8.8 million and funded the remaining $11.2 million in cash.  2040 Camfield Avenue and 5500 Flotilla Street is the combined land area for Camfield Retail Center in the City of Commerce.  The combined purchase price was $5.5 million and was paid for in cash.  The project located at 2529 Santa Fe Avenue in Vernon is a retail center that was constructed to our specifications by a third party contractor.  The purchase price was $5.8 million, which was funded through a fixed rate mortgage of $3.17 million and the remaining amount was paid in cash.

The final acquisition consists of three buildings located at 13853 Garvey Avenue, 13904 Corak Street and 3060 Feather Avenue, located in Baldwin Park, which we collectively refer to as the Baldwin Park buildings.  The purchase price for the Baldwin Park buildings was $1.9 million and was paid for in cash.  This purchase allows us to effectively expand our Meruelo Baldwin Park project.

Development Activities:
We have substantially completed construction work on the residential portion of our Union Lofts project, which includes 92 residential rental units along with 11,000 square feet of restaurant/lounge space in a historic twelve story building in downtown Los Angeles.  Prior to receiving a temporary Certificate of Occupancy, which is required before onsite marketing activities can commence, the Fire Department of Los Angeles will be conducting a series of life safety building inspections which will be complete by November 2007.  Construction work continues on the restaurant/lounge space which, per the lease agreement, is anticipated to be completed by the fall of 2008.

Construction activity on our 214 residential unit tower at 717 West 9th Street has advanced and construction crews are currently framing the podium level of the parking structure, which will serve as the tenant amenities level as well as the starting point for the residential tower.

The company received unanimous final approval from the Los Angeles City Council for its proposed mixed-use residential and commercial transit-oriented project located in Sylmar, California.  The project is expected to include 247 residential units, 9,000 square feet of retail space, 8,400 square feet of office space and a host of amenities.

Leasing Activities:
We completed twenty new leases during the third quarter for a total of 190,155 square feet of leased space.  The largest lease was to Megatoys, Inc., a large toy importer and distributor, who took 50,000 square feet in Alameda Square building #2.  American Apparel expanded its tenancy by 38,000 square feet by leasing the basement storage space in Alameda Square Building #3.  Crown Commerce Center saw two larger leases with garment companies, with M.X.F. Designs and Underscore LLC taking 32,625 square feet and 18,500 square feet, respectively.  In addition, our property at 230 Ave. 26 gained two tenants, Blackwool and Pacific Kingdom Trading, taking 4,653 square feet and 4,600 square feet respectively.

The remaining leases were for smaller sized space predominantly for produce and food distribution related tenants.  The smaller tenants were generally on month to month leases while we allowed the larger tenants to receive longer lease terms.

Financing Activities:
During the third quarter, the company closed four secured, real property financing transactions with aggregate loan proceeds of $36.6 million at an average interest rate of 7.6%.  Three of these transactions were refinancing transactions for existing commercial properties and one loan was for a recently constructed property.  Subsequent to the end of the third quarter, the company closed two additional secured real property financing transactions with aggregate loan proceeds of $29.0 million, which included the refinancing of a land loan and the refinancing of a second trust deed loan.  The lenders for the six individual loans included four local Los Angeles-based commercial banks, each of which have long standing relationships with us.

Recent changes in the credit markets and the resulting revaluation of the assets of certain financial institutions appear to have caused a widening of spreads and a tightening of terms on large scale portfolio loan transactions, such as a significant revolving corporate credit facility.  In some circumstances in the recent past, such large credit facilities would have provided more favorable spreads and terms than individual project finance loans.  However, the inverse appears to be the case at the moment.  Regional lenders appear to be taking advantage of this market dynamic and are looking to recapture market share from the large national lenders by more aggressively courting their best customers with better terms rates and turnaround times.

General Market Highlights:
In the industrial/commercial marketplace, Downtown Los Angeles remains among the strongest real estate markets in the country.  As noted by Grubb & Ellis, “Central Los Angeles once again posted the lowest vacancy rate in the region.  The rate dropped 30 basis points from the previous quarter to 0.7%, keeping Central Los Angeles the tightest of all industrial markets in the country.  The Central market remains strong and with very little square footage currently under construction.  Little change is expected.”

The first phase of LA Live was completed on October 18, 2007. Phase one contains the Nokia Theatre (230,000 square foot, 7,100 seat venue), the Nokia Plaza, a retail plaza, as well as an underground parking garage.  The inaugural performance at the Nokia Theater featured The Eagles with the Dixie Chicks as the opening act.  The Nokia Theater is slated to host 125 music, family, dance and comedy acts, award shows, televised productions and short running Broadway theater events annually.  The Nokia Plaza, which is the centerpiece of this project, has also opened and the fourteen restaurants that will occupy this area will be opening over the next three to twelve months.  Projects that we have under construction or plan to develop near L.A. Live include 717 W 9th Street, Ullman Tower One and Two,  Desmond Building, Southpark Towers and the Olive Street Towers.

As an update to the recent opening of the 50,000 square foot Ralphs Fresh Fare supermarket, the first grocery store to open in Downtown Los Angeles in 50 years, Ralphs has reported very strong sales at the new location, which is across the street from our 717 W 9th Street development project.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Investor Information

Principal Corporate Office
MerueloMaddux Properties, Inc.
761 Terminal Street
Building One, 2nd Floor
Los Angeles, California 90021
Phone: (213) 291-2800
Fax: (213) 291-2830
www.meruelomaddux.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Ted McGonagle	American Stock Transfer & Trust Company	NASDAQ: MMPI
Chief Investment Officer	Phone: 800-937-5449
761 Terminal Street
Building One , 2nd Floor
Los Angeles, CA. 90021
Phone: (212) 291-2800
E-mail: tmcgonagle@meruelomaddux.com

Board of Directors and Executive Officers
Richard Meruelo	Chairman and Chief Executive Officer
John Charles Maddux	President, Chief Operating Officer and Director
Lynn Beckemeyer	Executive Vice President – Development and Director
Fred Skaggs	Chief Financial Officer
Ted McGonagle	Chief Investment Officer
Todd Nielsen	General Counsel and Corporate Secretary
Miguel Enrique Echemendia	Chief Administrative Officer
John B. Hansen	Director
Philip S. Payne	Director
Richard Garcia Polanco	Director
Anthony A. Williams	Director

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Supplemental Financial Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Consolidated Balance Sheets
(in thousands)

	Meruelo Maddux Properties, Inc.			The Predecessor
	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash	$11,175	$50,290	$100,949	$2,381	$3,260
Restricted cash	7,432	1,215	1,090	2,327	3,059
Accounts receivable	2,256	1,943	1,476	2,103	2,754
Rental properties, net	305,260	299,124	263,131	216,972	197,612
Real estate held for development	437,646	396,149	370,366	277,837	262,906
Other assets, net	4,045	4,007	4,906	6,437	6,368
Total assets	$767,814	$752,728	$741,918	$508,057	$475,959

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$4,905	$5,522	$4,438	$7,081	$2,610
Accrued expenses and other liabilities	17,790	14,654	13,335	49,163	36,661
Due to affiliates, net	-	-	1,256	4,227	4,581
Notes payable secured by real state	294,594	277,957	264,676	342,643	319,085
Note payable to CalPERS	-	-	-	150,000	150,000
Deferred taxes, net	39,560	39,560	39,560	-	-
Total liabilities	356,849	337,694	323,265	553,114	512,937

Commitments and contingencies	–	–	–	–	–

Common stock	858	858	858	4	4
Additional paid in capital	441,953	441,953	441,953	11,663	11,663
Affiliate notes receivable	(22,614)	(22,614)	(22,614)	(24,673)	(23,021)
Retained earnings (deficit)	(9,232)	(5,162)	(1,544)	(32,051)	(25,624)
Total stockholders' equity (deficit)	410,965	415,035	418,653	(45,057)	(36,978)
Total liabilities and stockholders' equity	$767,814	$752,728	$741,918	$508,057	$475,959

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Consolidated and Combined Statement of Operations
(unaudited and in thousands except per share data)

	Meruelo Maddux Properties, Inc.			The Predecessor
	Three Months Ended Sep. 30, 2007	Three Months Ended Jun. 30, 2007	Period Jan. 30, 2007 through Mar. 31, 2007	Period Jan. 1, 2007 through Jan. 29, 2007	Three Months Ended Dec. 31, 2006	Three Months Ended Sep. 30, 2006
Revenue:
Rental income	$5,980	$5,562	$3,786	$1,957	$6,337	$5,461
Management fees	68	73	47	12	38	38
Interest income	523	986	1,043	205	670	693
Other income	80	67	78	28	356	226
	6,651	6,688	4,954	2,202	7,401	6,418
Expenses:
Rental expenses	3,776	3,377	2,373	999	3,724	2,482
Interest expense	2,667	2,620	1,551	2,205	6,939	4,555
Depreciation and amortization	1,557	1,821	923	374	1,118	1,037
General and administrative	2,721	2,489	1,650	628	2,046	1,495
	10,721	10,307	6,497	4,206	13,827	9,569
Operating loss	(4,070)	(3,619)	(1,543)	(2,004)	(6,426)	(3,151)
Discontinued operations:
Gain (loss) on sale of real estate			-	-	-	-
Loss before income taxes	(4,070)	(3,619)	(1,543)	(2,004)	(6,426)	(3,151)
Provision (benefit) for income taxes
Net loss	$(4,070)	$(3,619)	$(1,543)	$(2,004)	$(6,426)	$(3,151)
Basis and diluted loss per share	(0.05)	(0.04)	(0.02)	N/A	N/A	N/A
Weighted average common shares outstanding - basis and diluted	85,840,448	85,827,143	83,838,203	N/A	N/A	N/A

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Capital Structure (in thousands)
		Principal Balance
		September 30, 2007

Fixed Rate Mortgage Notes		$146,092
Variable Rate Mortgage Notes		148,502
Total Consolidated Debt		294,594

Equity (in thousands)
	Shares & Units Outstanding	Market Value (1)

Common Stock	85,845	$507,344

Operating Partnership Units	328	1,938

Total Common Equity	86,173	509,282

Total Market Capitalization		$803,876
__________
(1)	Value based on the NASDAQ closing price of $5.91 on September 28, 2007.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Consolidated Debt
(in thousands)

Fixed Rate Mortgage Notes			Balance at
Project Name	Interest Rate	Maturity Date	September 30, 2007
Seventh Street Produce Market/Alameda Square	6.75%	November 30, 2008	$50,805
Meruelo Wall Street	6.25%	July 5, 2008	20,824
2000 San Fernando Road	7.63%	April 1, 2012	13,504
Crown Commerce Center	7.48%	September 5, 2011	10,359
Seventh Street Produce Market/Alameda Square	8.00%	October 31, 2007(2)	10,000
Washington Cold Storage	6.93%	April 13, 2016	9,745
1800 E. Washington Blvd.	7.49%	October 1, 2017	9,100
2131 Humboldt Street	6.50%	January 1, 2011	7,000
420 Boyd Street	7.49%	June 15, 2012	5,950
Santa Fe Plaza	7.49%	October 1, 2017	3,170
1500 Griffith Avenue	7.00%	January 24, 2013	3,000
905 E. 8th Street	6.95%	January 15, 2009	1,950
500 Mateo Street	7.00%	March 1, 2016	685
Total Fixed Rate Mortgage Notes			$146,092

Variable Rate Mortgage Notes (1)
South Park Towers	Prime	November 14, 2007(3)	$25,000
Union Lofts Mini Permanent Loan	Daily LIBOR plus 1.65%	March 1, 2009	22,380
Sky Arc	Prime plus .75%	October 1, 2007 (4)	19,000
Ullman Tower One	Prime	November 1, 2007 (5)	11,265
Southern California Institute of Architecture	Prime plus .25%	August 1, 2011	10,218
Barstow Produce Center Construction Loan	Prime plus .50%	December 14, 2007(6)	8,845
1875 W. Mission Blvd.	6-Month LIBOR plus 6.25%	March 29, 2024	8,722
Center Village	Prime plus 1.0%	October 1, 2008	7,000
Ullman Tower Two	Prime	May 1, 2008	6,397
Barstow Produce Center Construction Loan	Prime plus 1.0%	December 14, 2007(6)	5,819
1919 Vineburn Avenue	Prime plus 1.0%	July 1, 2008	5,500
Olive Street Towers	Prime	March 1, 2008	5,340
620 Gladys Avenue	Prime	April 1, 2008	5,051
801 E. 7th Street	Prime	March 1, 2008	4,400
3rd & Omar	Prime plus .25%	August 15, 2010	2,605
2415 Washington Blvd.	Prime	January 15, 2008	960
Total Variable Rate Mortgage Notes			$148,502

GRAND TOTAL			$294,594
    __________
(1)	At September 30, 2007, the Prime rate was 7.75%, six-month LIBOR was 5.42% and the one-month LIBOR was 5.48%.
(2)	Lender extended the maturity date from October 31, 2007 to November 30, 2008 upon our request.
(3)	Project has been appraised at $67.7 million and we expect to refinance or extend this debt shortly.
(4)	Lender extended the maturity date from October 1, 2007 to April 1, 2008 upon our request.
(5)	We extended this loan with a note for the same amount with a maturity date of February 1, 2008 and a new interest rate effective November 1, 2007 of one-month LIBOR plus 2.75%.
(6)
A mini permanent loan was pre-approved when we obtained the original loan.  Upon expiration of the current construction loan, it will take the place of the current debt.  The mini permanent loan has a maturity date of two years.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Reconciliation of Net Loss to Earnings Before Interest, Taxes and Depreciation and Amortization (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	Sept 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	Sept 30, 2006
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net (Loss) Income	$(4,070)	$(3,619)	$(3,547)	$(6,426)	$(3,151)
Add: Interest Expense	2,667	2,620	3,756	6,939	4,555
Depreciation and Amortization	1,557	1,821	1,297	1,118	1,037
EBITDA	$154	$822	$1,506	$1,631	$2,441

       __________
(1)	For the definition and discussion of EBITDA, see page 16.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

After Tax Cash Flow (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006

Net (Loss) Income	$(4,070)	$(3,619)	$(3,547)	$(6,426)	$(3,151)
Deferred income tax benefit	–	–	–	–	–
Depreciation and amortization	1,557	1,821	1,297	1,118	1,037
Amortization of loan costs	86	111	134	278	277
Non-cash compensation expense	432	449	283	–	–
Straight-line rent adjustments	(386)	43	30	–	–
ATCF	$(2,381)	$(1,195)	$(1,803)	$(5,030)	$(1,837)
       __________
(1)	For the definition and discussion of ATCF, see page 16.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

Disclaimer:

• We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this supplemental information package to reflect new information, future events or otherwise.

Forward-Looking Statements:

• This supplemental information package contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we include this statement for purposes of complying with these safe harbor provisions.

• Forward-looking statements relate to estimates, expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.

• The supplemental information package contains various statements regarding our senior management’s current estimates of the value of certain properties. These estimates have been determined based on a variety of considerations and because they are estimates are subject to ongoing market and other factors, some of which may not yet have been fully manifest in our market place and/or in our business. For example, over the past few weeks there has been significant disruption in the debt capital markets. While we have not as of yet experienced any material impact arising out of such disruption, we expect that there will be a yet-to-be-determined impact on our business and on the market place within which we conduct our business.

• The majority of our projects are in various stages of development and redevelopment. With respect to such projects, the information under the heading “Redevelopment Plan” represents our current redevelopment plan for the project. Similarly, the periods and amounts under the headings “Estimated Redevelopment Schedule,” “Estimated Stabilization Date” and “Estimated Redevelopment Costs per S.F.” represent our current estimate of when we will commence and complete construction of the proposed redevelopment, the period and per-square-foot or per-unit amounts needed to complete the structural shell, core and tenant or owner improvements, as applicable, and lease the project to an industry standard occupancy level.

• Our beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, the status and performance of our projects may vary materially from those expressed in our forward-looking statements. For example, the actual redevelopment plan, the actual commencement, completion and costs of construction and the actual stabilization may vary. We can provide no assurance that any proposed development or redevelopment will occur as described below or on a timeframe or at costs consistent with our estimates.

• You should carefully consider the risks and uncertainties before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•
the factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	general volatility of the capital markets;

•	changes in our business and investment strategy;

•	availability, terms and deployment of capital;

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

•	availability of qualified personnel;

•	perception of the commercial and residential subsegments of the real estate industry;

•	changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry;

•	availability of purchasers or tenants for our projects;

•	change in costs associated with development or redevelopment and repositioning of projects;

•	changes in interest rates;

•	applicable laws and regulations (including land use entitlement processes) and changes in such laws and regulations;

•	changes in political climates that may affect our proposed development and redevelopment projects;

•	state of the general economy and the greater Los Angeles economy in which our projects are located; and

•	the degree and nature of our competition.

•	You should not place undue reliance on our forward-looking statements, which apply only as of the date of this supplemental information package.

Use of Estimates:

• Our determination of the net asset value of our properties is subjective. Management estimated the net asset value of our properties in part by using, among other market knowledge, sales data from 2005, 2006 and 2007 of buildings and land in Southern California that management deemed to be comparable to buildings and land in the company's portfolio. The methodologies utilized by our management in estimating the net asset value of our properties were based on a number of assumptions and estimates that may not be accurate or complete. No attempt was made to value our company as an enterprise. The estimated net asset values of our properties were not reduced by potential selling commissions or other costs of sale and did not take into account the values of transactions in process of which we are aware but that we have not yet disclosed publicly or certain of our other non-property assets and liabilities as of September 30, 2007. We expect that certain of these matters would reduce proceeds in the case of a liquidation of the company and certain others would increase such proceeds. Management's estimate of the net asset values of our properties may not be indicative of the amount, if any, our stockholders would receive if our company were liquidated. The enclosed net asset value calculations do not assess value to the company's management team, the enterprise value of the company or an increase in value of a development property once it is placed into service as an operating property as is expected by the company.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

Non-GAAP Supplemental Measures:

• We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate companies. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other companies may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other companies’ EBITDA. EBITDA is not a replacement for, and should be read in connection with, our financial statements filed in our Quarterly Report on Form 10-Q.

• We believe that after tax cash flow, or ATCF, is a useful supplemental performance measure. We define ATCF as net (loss) income excluding the following: i) deferred income tax expense; ii) non-cash charges for depreciation and amortization, iii) amortization of loan costs; iv) the adjustment to recognize rental revenue using the straight-line method; and v) the adjustment to rental revenue to reflect the fair market value of rents. Management uses ATCF as an assessment of performance of our operations in period to period comparisons and for financial planning purposes. ATCF should not be used as a measure of our liquidity nor as a supplement to or substitute for cash flow from operating activities, which is computed in accordance with GAAP. ATCF should be considered only as supplement to net (loss) income as a measure of our performance.

· We believe that net asset value (NAV) of our individual properties is an informative supplemental measure of the value of our portfolio that takes into consideration our available cash and debts secured by real property. The range of NAV shown below is an aggregate of our estimates of NAV for individual properties and does not reflect the enterprise value of the company as a whole. The NAV range also does not take into account other non-real property assets and liabilities. NAV is not a replacement for, and should be read in connection with, our financial statements filed in our Quarterly Report on Form 10-Q.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Portfolio Data

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Portfolio Overview – Rental Projects

					Leased % and In-Place Rents
Project	# of Projects	Los Angeles District	Type of Temporary Operations	Net Rentable Square Feet	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Commercial Projects
788 S Alameda	1	Wholesale Produce	N/A	33,984	71.9%	$966,048	$39.55
Washington Cold Storage	1	Wholesale Produce	N/A	59,000	100.0%	1,200,000	20.34
500 Mateo Street	1	Arts	N/A	12,938	100.0%	122,400	9.46
Meruelo Wall Street	1	Fashion	N/A	98,245	100.0%	2,097,040	21.35
Washington at Central	1	Southeast Industrial	N/A	5,479	25.6%	18,000	12.86
Southern California Institute of Architects	1	Arts	N/A	81,741	100.0%	1,212,000	14.83
2000 San Fernando Road	1	North Downtown Industrial	N/A	119,381	100.0%	1,316,772	11.03
Washington Produce Market (3)	1	Wholesale Produce	N/A	31,876	29.6%	191,443	20.28
905 E 8th Street	1	Electronics	N/A	32,000	53.4%	190,836	11.16
3rd and Omar Street	1	Little Tokyo	N/A	23,297	29.1%	117,900	17.39
1919 Vineburn Avenue	1	North Downtown Industrial	N/A	122,345	100.0%	506,520	4.14
1500 Griffith Avenue	1	Fashion	N/A	50,058	100.0%	438,008	8.75
4th Street Center	1	Arts	N/A	14,472	100.0%	314,766	21.75
Seventh Street Produce Market (4)	1	Wholesale Produce	Wholesale produce market	122,120	66.3%	3,437,184	42.48
Alameda Square	1	Wholesale Produce	Commercial	1,463,696	61.0%	3,556,600	3.99
620 Gladys Avenue	1	Wholesale Seafood	Wholesale distribution	57,354	69.0%	397,373	10.04
1000 E Cesar Chavez	1	North Downtown Industrial	Multi tenant commercial	50,373	9.7%	34,215	7.02
306 North Avenue 21 (5)	1	North Downtown Industrial	Multi tenant commercial and distribution (and cleared land)	84,472	67.9%	197,263	3.44
Crown Commerce Center	1	Southeast Industrial	Multi-tenant commercial	301,491	85.4%	1,643,621	6.38
420 Boyd Street	1	Little Tokyo	Office and retail	47,806	73.0%	386,880	11.08
1800 E Washington Blvd	1	South Downtown Industrial	Multi-tenant commercial	108,744	100.0%	543,720	5.00
230 W Ave 26th	1	North Downtown Industrial	Multi tenant commercial	67,971	36.0%	152,423	6.23
5707 S Alameda	1	South Downtown Industrial	Single tenant commercial	55,729	83.0%	165,177	3.57
1211 E Washington Blvd	1	South Downtown Industrial	Multi-tenant commercial	108,000	74.5%	384,192	4.77
Total Commercial Projects	24			3,152,572	71.2%	$19,590,381	$8.73

Residential Projects
American Apartments	1	Arts	N/A	13,550	89.3%	$136,360	$11.27
Southpark Tower - Phase 2 - J Restaurant	See Note (6)	Southpark	Restaurant and parking	11,829	100.0%	425,844	36.00
Center Village	1	Arts	Cold storage and commercial	176,628	62.6%	343,220	3.11
Pomona Park Village	1	Pomona, California	Commercial and office flex	242,042	12.0%	360,000	12.41
Total Residential Projects	3			444,049	36.8%	$1,265,424	$15.04

Total Rental Project Portfolio	27			3,596,621	67.0%	$20,855,805	$8.66
       __________
(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2007.
(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	Project placed in service in March 2007. Refer to Milestone H of Key Milestones for Senior Management for additional information regarding this project.
(4)	We intend to allow current tenants to occupy the space during the renovation.
(5)	This parcel is part of a larger project that will be redeveloped as part of the 2131 Humboldt Street project discussed in the "Development Pipeline."
(6)	This parcel is part of a larger project that will be redeveloped as part of the Southpark Tower project discussed in the "Development Pipeline."

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Development Pipeline

Project	# of Projects	Location	Type of Incidental Revenue Earned	Estimated Incidental Revenue per Year
Commercial Projects
801 E 7th Street	1	Downtown Industrial District	Single-tenant distribution	$216,000
2131 Humboldt Street	See Note (1)	North Downtown Industrial District	Small tenant commercial	144,000
Meruelo Baldwin Park	1	Baldwin Park, California	Small tenant commercial and residential	36,000
5500 Flotilla Street	1	Commerce, California	N/A	-
1828 Oak Street (8)	1	South Downtown Industrial District	N/A	-
3000 E Washington Blvd (2)	1	Wholesale Produce District	N/A	-
Gold's Gym & Public Storage (2)	1	Commerce, California	N/A	-
Camfield Retail Center	1	Commerce, California	N/A	-
American Fish (8)	1	Wholesale Produce District	N/A	-
Ceres Street Produce Center (3)	1	Wholesale Produce District	N/A	-
Barstow Produce Center	1	Barstow, California	N/A	-
Wall Street Market (8)	1	Fashion District	N/A	-
Overland Terminal (4)	1	Wholesale Produce District	N/A	-
Musica Latina Building (3)	1	Center City West	N/A	-
Santa Fe Plaza	1	Vernon, California	N/A	-
Pomona Retail (5)	1	Pomona, California	N/A	-
Total Commercial Projects	15			$396,000

Residential Projects
Southpark Towers (6)	1	Southpark	Commercial parking lot	$417,000
Ullman Tower One	1	Southpark	Commercial parking lot	250,000
Olive Street Towers	1	Southpark	Commercial parking lot and garage	204,000
Ullman Tower Two	1	Southpark	Commercial parking lot	180,000
Sky Arc	1	Arts District	Student and faculty parking and intermittent filming	153,000
Desmond Building	1	Southpark	Wholesale distribution	143,000
TransAmerica Lofts	1	Southpark	Commercial parking lot	84,000
Union Lofts (7)	1	Southpark	N/A	-
717 W 9th Street	1	Financial District	N/A	-
Chinatown Tower	1	Chinatown	N/A	-
Vignes Village	1	Chinatown	N/A	-
San Fernando Court	1	Sylmar, Los Angeles, California	N/A	-
Citrus Gardens	1	Covina, California	N/A	-
Covina Gardens	1	Covina, California	N/A	-
Total Residential Projects	14			$1,431,000
Total Development Pipeline	29			$1,827,000
       __________
(1)	Project is currently considered a portion of the 306 W Avenue 21 project and is counted as a rental project.
(2)
Project is currently owned and under redevelopment by a third party in accordance with a build-to-suit contract with us.  The final purchase price is based on construction costs and may be adjusted accordingly.

(3)	We are actively marketing this property for sale.
(4)	Refer to Milestone D of Key Milestones for Senior Management for additional information regarding this project.
(5)	This project will be developed as part of Pomona Park Village Phase I.
(6)
In connection with our purchase of the project, we have agreed to construct a parking structure that will contain at least 132 parking spaces for the benefit of an adjacent project not owned by us.  Per the terms of the contract, monetary damages apply for each day after July 1, 2008 that construction is not complete.  In addition, the original seller has a right to repurchase the project at the price we paid if construction is not commenced by October 1, 2008.  Our redevelopment of this project includes plans for a parking structure that satisfies the contract.  In addition, the Los Angeles Community Redevelopment Agency may have the option to purchase 20% of the units for resale to low and moderate income households at fair market value.

(7)	Refer to Milestone A of Key Milestones for Senior Management for additional information regarding this project.
(8)	We have the option to purchase this property.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Rental Project Portfolio Leasing Activity

	Rental Project Portfolio
	For the Three Months Ended September 30, 2007	% Leased

Leased Square Feet as of June 30, 2007	2,255,233	62.0%
Transfer of 4th Street Center to Rental Project Portfolio from the Development Pipeline	14,472
Revised Leased Square Feet	2,269,705	63.1%
Expirations	(51,664)	-1.4%
New Leases	190,155	5.3%
Renewals (1)	-	0.0%
Lease Square Feet as of September 30, 2007	2,408,196	67.0%

Weighted Average Lease Term - New (in months)		20
       __________
(1)	Renewals exclude Month-to-Month Leases

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Acquisition Activity

Project by Use
Project	Location	Type	Existing Project(s)	Date Acquired	Building Square Feet	Total Cost

First Quarter 2007
Rental Projects
Washington Produce Market	Wholesale Produce District	Rental	N/A	3/7/2007	31,876	$8,595
Total Rental Projects					31,876	8,595

Development Projects
801 E 7th Street	Downtown Industrial District	Development	N/A	3/6/2007	136,070	8,000
Total Development Projects					136,070	8,000

Additional Parcels attached to Existing Projects
Crown Commerce Center	Southeast Industrial District	Rental	Crown Commerce Center	1/26/2007	18,500	1,875
816 Stanford Avenue	Electronics District	Rental	905 E 8th Street	3/23/2007	3,597	696
729 Temple	Arts District	Rental	Center Village	3/27/2007	66,135	6,500
Total Additional Parcels attached to Existing Projects					88,232	9,071

Total Acquisitions during the Quarter Ended March 31, 2007					256,178	$25,666

Second Quarter 2007
Rental Projects
2000 San Fernando Road	Downtown Industrial District	Rental	N/A	4/2/2007	119,381	$20,000
420 Boyd Street	Little Tokyo	Rental	N/A	6/27/2007	47,806	8,585
Total Rental Projects					167,187	28,585

Development Projects
Meruelo Baldwin Park	Baldwin Park, California	Development	N/A	4/26/2007	See Note (1)	4,500
Total Development Projects					-	4,500

Additional Parcels attached to Existing Projects
San Fernando Court	Sylmar, Los Angeles, California	Development	San Fernando Court	4/9/2007	See Note (1)	900
620 Gladys Avenue	Wholesale Seafood District	Rental	620 Gladys Avenue	4/13/2007	49,959	10,687
Total Additional Parcels attached to Existing Projects					49,959	11,587

Total Acquisitions during the Quarter Ended June 30, 2007					217,146	$44,672

Third Quarter 2007
Rental Projects
None

Development Projects
Santa Fe Plaza	Vernon, California	Development	N/A	9/24/2007	16,000	5,759
5500 Flotilla Street	Commerce, California	Development	N/A	8/16/2007	See Note (1)	579
Camfield Retail Center	Commerce, California	Development	N/A	8/16/2007	See Note (1)	4,906
Total Development Projects					16,000	11,244

Additional Parcels attached to Existing Projects
13853 Garvey Avenue	Baldwin Park, California	Development	Meruelo Baldwin Park	7/10/2007	3,878	1,900
1875 West Mission Boulevard	Pomona, California	Rental and Development	Pomona Park Village and Pomona Retail	7/27/2007	12,000	20,000
Total Additional Parcels attached to Existing Projects					15,878	21,900

Total Acquisitions during the Quarter Ended September 30, 2007					31,878	33,144
       __________
(1)	No building currently on this property.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Commercial Project Stabilization

	Future Development and Stabilization Plans
Project	Development/Stabilization Plan	Estimated/Actual Commencement Date	Estimated Stabilization Date (1)	Estimated Square Feet	Estimated Costs to Complete Stabilization (2)	Estimated Stabilized Net Operating Income (9)

500 Mateo Street	N/A - property stabilized	N/A	N/A	12,938	$-	$150,000
Meruelo Wall Street	N/A - property stabilized	N/A	N/A	98,245	-	1,770,000
Southern California Institute of Architects	N/A - property stabilized	N/A	N/A	81,741	-	1,200,000
2000 San Fernando Road (3)	N/A - property stabilized	N/A	N/A	119,381	-	2,860,000
1919 Vineburn Avenue	N/A - property stabilized	N/A	N/A	122,345	-	520,000
1500 Griffith Avenue	N/A - property stabilized	N/A	N/A	50,058	-	240,000
4th Street Center	N/A - property stabilized	N/A	N/A	14,472	-	230,000
1800 E Washington Blvd	N/A - property stabilized	N/A	N/A	108,744	-	440,000
Washington Cold Storage	N/A - property stabilized	N/A	N/A	59,000	200,000	1,160,000
Pomona Park Village	Lease up property	Ongoing	1Q 2009	254,042	-	1,130,000
420 Boyd Street	Lease up property	Ongoing	4Q 2008	47,806	-	570,000
Crown Commerce Center	Renovate and lease up property	Ongoing	2Q 2008	301,491	225,000	1,410,000
1000 E Cesar Chavez	Lease up property	Ongoing	4Q 2008	50,373	-	360,000
Washington at Central	Renovate and lease up property	Ongoing	4Q 2008	5,479	50,000	60,000
788 S Alameda	Lease up property	Ongoing	4Q 2008	33,984	416,000	1,000,000
Washington Produce Market	Complete improvements and lease up property	Ongoing	4Q 2008	31,876	375,000	460,000
905 E 8th Street	Renovate and lease up property	Ongoing	4Q 2008	32,000	30,000	240,000
3rd and Omar Street	Renovate and lease up property	Ongoing	4Q 2008	23,297	300,000	300,000
Santa Fe Plaza	Complete improvements and lease up property	Ongoing	4Q 2008	15,000	360,000	430,000
Barstow Produce Center	Complete improvements and lease up property	Ongoing	4Q 2008	261,750	385,000	1,300,000
3000 E Washington Blvd (6)	Construct cold storage and food processing space	Ongoing	2Q 2009	290,620	62,345,000	5,030,000
Gold's Gym & Public Storage (6)	Construct a pre-leased 30,000 sf Gold's Gym and a 44,000 sf mini storage facility	Ongoing	3Q 2009	74,000	14,500,000	1,610,000
1828 Oak Street (7)	Renovate commercial space	Ongoing	4Q 2009	56,889	4,610,000	600,000
Seventh Street Produce Market	Renovate building B and lease up property	Ongoing	4Q 2009	150,280	5,000,000	2,750,000
5500 Flotilla Street	Renovate and lease up property	Ongoing	4Q 2009	32,274	1,480,000	260,000
1211 E Washington Blvd	Renovate and lease up property	Ongoing	1Q 2010	108,000	276,500	680,000
Alameda Square	Renovate and lease up property	Ongoing	4Q 2010	1,463,696	14,000,000	9,050,000
Ceres Street Produce Center (4)	N/A	N/A	N/A	-	-	-
Musica Latina Building (4)	N/A	N/A	N/A	-	-	-
Camfield Retail Center(4)	N/A	N/A	N/A	-	-	-
Wall Street Market (8)	N/A	N/A	N/A	-	-	-
American Fish (7)	Renovate and lease up property	1Q 2008	2Q 2008	29,213	4,782,000	440,000
Overland Terminal (7)	Renovate and modernization of multi-tenant industrial space	1Q 2008	1Q 2009	417,191	15,621,000	1,650,000
230 W Ave 26th	Renovation and modernization of current space	1Q 2008	2Q 2009	67,971	200,000	320,000
801 E 7th Street	Renovation and modernization of current space	1Q 2009	1Q 2010	126,550	250,000	570,000
5707 S Alameda	Renovate current space to multi-tenant industrial space	1Q 2009	1Q 2010	55,729	50,000	330,000
620 Gladys Avenue	Renovation and modernization of current space	1Q 2009	1Q 2010	91,893	30,000	370,000
2131 Humboldt Street	Construct multi-tenant wholesale space	1Q 2010	2Q 2011	197,922	42,520,000	3,200,000
Meruelo Baldwin Park	Construct multi-tenant retail space	3Q 2010	4Q 2011	107,150	28,670,000	2,200,000

Total Commercial Projects				4,993,400	$196,675,500	$44,890,000
       __________
(1)	The estimated timeframe in which the project redevelopment schedule is finished and the property has been leased to an industry standard occupancy level.
(2)	All estimated redevelopment costs include an additional amount of possible overrun contingencies.
(3)	Per new triple net lease effective November 1, 2007.
(4)	Project is currently being marketed for sale.
(5)	We intend to allow current tenants to occupy the space during the renovation.
(6)	Costs to complete stabilization includes the cost of the building per the build to suit contract.
(7)	Costs to complete stabilization includes the cost to purchase the project per the option to purchase agreement.
(8)	No current project development in place at the moment.
(9)	No adjustment has been made for potential tax increases from the formation transactions.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Residential Project Development

	Future Development Plans
Project	Estimated/Actual Commencement Date	Estimated Completion Date (1)	Estimated Retail Square Feet	Estimated Residential Square Feet	Estimated # Units Developed	Current Book Value (2)	Estimated Costs to Complete/ Stabilization (3)

American Apartments	N/A	N/A	4,700	8,850	48	$1,080,000	$-
Union Lofts	1Q 2006	4Q 2007	11,000	81,409	92	35,720,000	4,200,000
717 W 9th Street	4Q 2006	1Q 2009	6,800	252,092	214	43,170,000	105,700,000
1150 S Grand Avenue (4)	1Q 2008	3Q 2010	17,500	373,252	374	26,060,000	227,700,000
Citrus Gardens	2Q 2008	2Q 2009	-	75,348	52	5,820,000	15,100,000
San Fernando Court (5)	3Q 2008	3Q 2010	17,400	250,458	247	12,250,000	65,500,000
1230 S Olive Street (4)	4Q 2008	2Q 2012	20,000	427,572	436	21,950,000	238,000,000
Covina Gardens	1Q 2009	2Q 2010	-	71,856	72	2,200,000	16,100,000
SkyArc Phase I	1Q 2009	1Q 2011	15,000	176,172	212	13,900,000	88,400,000
1100 S Olive Street (4)	1Q 2009	3Q 2011	13,500	254,240	280	9,140,000	147,100,000
Ullman Tower One	1Q 2009	4Q 2011	30,000	319,464	348	28,000,000	205,900,000
Chinatown Tower Phase I	3Q 2009	3Q 2011	15,000	189,912	246	1,340,000	101,000,000
1050 S Hope Street (6)	3Q 2009	3Q 2011	13,500	143,464	158	16,170,000	101,700,000
Ullman Tower Two	3Q 2009	3Q 2011	6,500	211,820	238	17,300,000	129,800,000
Pomona Park Village Phase I	1Q 2010	1Q 2012	155,000	272,400	300	26,730,000	96,200,000
SkyArc Phase II	1Q 2010	2Q 2012	-	176,172	212	13,890,000	91,100,000
Center Village Phase I	2Q 2010	2Q 2012	15,000	182,816	232	12,290,000	99,000,000
336 W 11th Street (4)	1Q 2010	1Q 2012	13,500	192,496	212	13,650,000	134,000,000
Chinatown Tower Phase II	3Q 2010	3Q 2012	15,000	189,912	246	1,340,000	103,700,000
Vignes Village Phase I	3Q 2010	4Q 2012	15,000	192,864	224	3,620,000	100,500,000
Pomona Park Village Phase II	1Q 2011	1Q 2013	-	272,400	300	9,570,000	66,800,000
SkyArc Phase III	1Q 2011	1Q 2013	-	176,172	211	13,170,000	94,300,000
Center Village Phase II	2Q 2011	2Q 2013	15,000	182,816	232	11,650,000	102,100,000
Chinatown Tower Phase III	3Q 2011	3Q 2013	15,000	189,912	246	1,340,000	106,400,000
Vignes Village Phase II	4Q 2011	4Q 2013	15,000	192,864	224	3,030,000	102,800,000
Pomona Park Village Phase III	1Q 2012	1Q 2014	-	272,400	300	9,570,000	78,000,000
Chinatown Tower Phase IV	3Q 2012	3Q 2014	15,000	189,912	246	1,340,000	109,200,000
Vignes Village Phase III	4Q 2012	4Q 2014	15,000	192,864	224	3,030,000	105,600,000
Pomona Park Village Phase IV	1Q 2013	1Q 2015	-	272,400	300	9,570,000	70,400,000
Chinatown Tower Phase V	3Q 2013	3Q 2015	15,000	189,912	246	1,180,000	112,400,000
Vignes Village Phase IV	4Q 2013	4Q 2015	15,000	192,864	224	3,030,000	108,500,000
Pomona Park Village Phase V	1Q 2014	1Q 2016	-	272,400	300	9,570,000	71,900,000
Total Residential Development Pipeline			489,400	6,639,485	7,496	$381,670,000	$3,199,100,000
       __________
(1)	The estimated timeframe in which the project redevelopment schedule is finished.
(2)	Current book value includes all land and construction costs as of September 30, 2007. Subject to purchase accounting adjustments related to our pre-IPO deferred tax basis in these projects.
(3)	All estimated redevelopment costs include an additional amount of possible overrun contingencies.
(4)	Included as part of the Southpark and Olive Street Towers projects. These projects are referred to separately in the Development Pipeline, but will be commingled during the construction phase.
(5)	Retail square footage includes 8,400 square feet of office space.
(6)	Included as part of the Desmond Building project.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Comparable Building Sales in 2005 – 2007

ID #	Property Address	Sale Date	Building Sq. Ft.	Price	Price/Sq. Ft.	Year Built	Buyer	Seller	Comps Number	Comments
1	219-239 E. 12th Street, Los Angeles, CA	4/7/2006	31,961	$10,200,000	$319.14	1989	Metro Santee Seven LLC	Mayer Separzadeh	1110666	Four story garment wholesale building in Garment District
2	1026-1032 Wall Street, Los Angeles, CA.	3/22/2006	23,300	$6,252,500	$268.35	1963	Amarpreet Malik	1026 Wall St. LLC	1101931	Two story garment wholesale building in Garment District
3	1142 S. Wall Street, Los Angeles, CA.	2/17/2006	25,968	$17,500,000	$673.91	1929	Behzad Pourebrahim	Joannster Corporation	1092852	Single story building with small tenant spaces within
4	810 E. 14th Street, Los Angeles, CA.	3/14/2007	10,896	$2,850,000	$261.56	1925	Parham Mihoo	Major Enterprises	1274718	Distribution building located on edge of Garment district
5	1145 Towne Ave., Los Angeles, CA.	5/6/2005	14,442	$5,200,000	$360.06	1922	Saeed Farkhondehpour	Chul Hyo Park	1027036	Class C warehouse building located on edge of Garment
6	620 Los Angeles St., Los Angeles CA	2/22/2007	32,000	$4,500,000	$140.63	1910	Sierra Real Estate Holdings	Bart Kerr Family Trust	1254100	5 story industrial and light manufacturing building
7	217 E. 8th Street, Los Angeles, CA.	4/26/2007	81,484	$10,800,000	$132.54	1926	Laeroc Partners, Inc.	Jade Enterprises	1317823	12 story industrial and light manufacturing building
8	2100 S. Figeuroa St., Los Angeles, CA.	In Escrow	132,000	$26,000,000	$196.97	1926	Not Named	Not Named	250907	Three story warehouse/mixed use building on limited land
9	2114 E. 7th Place, Los Angeles, CA.	In Escrow	67,966	$12,900,000	$189.80	1925	Not Named	Not Named	275309	Three story warehouse & mixed-use in Warehouse district
10	1685 Mateo Street, Los Angeles, CA.	9/17/2007	21,750	$4,350,000	$200.00	1987	1685 Mateo LLC	Siener Family Trust	1411238	Class B warehouse building located in Warehouse district
11	1914 S. Mateo Street, Los Angeles, CA.	6/1/2007	25,224	$5,150,000	$204.17	1985	PT Mateo LLC	1914 Mateo LLC	1320278	Class B warehouse building located in Warehouse district
12	1020 E. Olympic Blvd., Los Angeles, CA.	5/31/2006	10,395	$2,125,000	$204.43	1976	Civan & Tillan Kocar	Stock Family Trust	1122346	Class C warehouse building located between Garment and Warehouse district
13	122 E. Washington Blv., Los Angeles CA	2/8/2006	20,212	$4,000,000	$197.90	1933	11920 Chandler Blvd. LLC	Sheldon Goldman Trust	1091628	One story garment building on Washington Blvd.
14	924 W. Washington Bl., Los Angeles, CA.	2/1/2005	30,000	$6,200,000	$206.67	1900	Anastasi Development Co.	Norik Minasian Trust	994286	Old warehouse in located just south of downtown
15	2430-2438 E. 11th St., Los Angeles, CA.	12/5/2005	23,836	$3,450,000	$144.74	1988	Steve Eun Yi	Boyle 48 LLC	1224321	Part of Crown Commerce Center that was sold by the
16	2025 Long Beach Ave., Los Angeles, CA.	9/19/2006	46,446	$7,100,000	$152.87	2003	Jae Ho Kim	2025 S. Long Beach LLC	11563682	Modern distribution building south of downtown
17	6621 Wilson Ave., Los Angeles, CA.	5/11/2007	52,644	$7,200,000	$136.77	1987	Kyung Pak	Alliance Apparel Inc.	1320184	Manufacturing and distribution building south of downtown
18	2301 S. Broadway, Los Angeles, CA.	6/12/2007	14,538	$3,000,000	$206.36	1949	Mak Tong Pak	Wiseman Family Trust	1375593	Class C warehouse building located south of downtown
19	1447 N. Naud St., Los Angeles, CA.	10/10/2006	21,948	$3,200,000	$145.80	2006	Guang Quan Wu	Storm Properties	1161080	Class B warehouse building located north of downtown
20	1315 S. Flower Street, Los Angeles, CA.	9/1/2005	25,138	$6,100,000	$242.66	1911	Pico/Flower LLC	Get Spunky LP	1046844	Four story mixed use building in Southpark district
21	1240 Hope Street, Los Angeles, CA.	3/7/2006	18,000	$4,987,727	$277.10	1962	Pico Venture Ltd.	Pine Tree Company LP	1107199	Class C manufacturing building in Southpark district
22	1313 W. 8th Street, Los Angeles, CA.	1/24/2007	39,543	$7,800,000	$197.25	1963	ACLU Foundation of So. Cal.	Puro Descansando Ptners	1242874	Class C office building west of downtown northwest of
23	2050 E 55th Street, Los Angeles, CA.	9/6/2005	103,050	$24,875,576	$241.39	2001	BLT Enterprises of Oxnard	Freezerstore Vernon LLC	1043732	Cold Storage building located south of downtown in Vernon
24	420 S. San Pedro St., Los Angeles, CA	7/28/2005	178,975	$42,797,000	$239.12	1922	Hammer IRP LTL Assoc.	Little Tokyo Lofts	1036767	Mixed use building in Little Tokyo district
25	833 E. 3rd St., Los Angeles, CA.	8/16/2006	26,980	$3,900,000	$144.55	1930	Third & Garey Associates	Sylvia Steinberg Trust	1147451	Class C manufacturing building located on edge of Artists
26	761 Corporate Center Dr., Pomona, CA.	9/8/2006	64,800	$12,450,000	$192.13	1984	Cal-Pomona LLC	Corporate Center Associates	1153968	Class B flex building in Pomona

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Comparable Land Sales in 2005 – 2007

ID #	Property Address	Sale Date	Land Area Sq. Ft.	Price	Price/Sq. Ft.	Price/Acre	Buyer	Seller	Comps Number	Comments
1	Cnr of Flower St. & 12th St, Los Angeles	8/15/2006	196,020	$80,000,000	$408.12	$17,777,778	The Moinian Group	LA Arena Land Company	1143709	Parking lot adjacent to LA Live, entitled for 700 units with 20%
2	808 S. Olive Street, Los Angeles	3/30/2006	47,480	$26,500,000	$558.13	$24,312,131	The Moinian Group	Maguire Properties	1102885	Older parking structure assumed purchased for land value
3	1020-1024 S. Grand Ave., Los Angeles	10/27/2006	58,370	$30,000,000	$513.96	$22,388,213	Titan Organization	James Myron Trust	1163261	Parking lot in Southpark area of downtown
4	953 S. Georgia Street, Los Angeles	6/1/2007	15,290	$8,600,000	$562.46	$24,500,719	California Primary Physicians	Braverman Living Trust	1335749	Retail store north of LA Live in Southpark area of downtown
5	1111 Wilshire Blvd., Los Angeles	2/2/2006	48,787	$18,360,000	$376.33	$16,392,924	1111 Wilshire LLC	1111 Wilshire Associates	1091774	Parking lot located several blocks west of US 110, just
6	1000 S. Olive Street, Los Angeles	6/16/2006	7,667	$2,300,000	$299.99	$13,067,432	Peykar Family Trust	Olympic-Olive Properties	1131333	Small parcel located in Southpark area of downtown
7	746-750 S. Spring St., Los Angeles	In Escrow	11,456	$3,200,000	$279.33	$12,167,598	Not Named	Not Named	5663450	Mid-block parcel northeast of Southpark area of downtown
8	911 S. Hill Street, Los Angeles	3/20/2007	7,449	$2,500,000	$335.62	$14,619,412	Nicole Management	J & B Rubin Trust	12866588	90 year old small building assumed purchased for land value
9	715 Yale Street, Los Angeles	For Sale	20,473	$2,800,000	$136.77	$5,957,505	Not Named	Not Named	5871559	Steeply sloping land parcel in Chinatown area
10	219 S. San Pedro St., Los Angeles	12/15/2005	25,644	$3,950,000	$154.03	$6,709,640	Related Co. of California	Kanai Family Trust	1091617	Located near Little Tokyo area of downtown
11	212 N. Los Angeles St., Los Angeles	6/21/2007	136,600	$19,000,000	$139.09	$6,058,858	Avalon Bay Communities	K Hovnanian Co. of California	1336695	Located near Little Tokyo area of downtown
12	540 S. Alameda Street, Los Angeles	2/14/2006	26,310	$2,767,000	$105.17	$4,581,168	540 Alameda LLC	Schubert Charitable Trust	1100922	Mid block location in warehouse area of downtown
13	1141 S. Ditman Ave., Los Angeles	12/15/2006	45,433	$3,000,000	$66.03	$2,876,323	Villa Gardenias Snr Hsng	Walter Grodahl	1199406	Irregular parcel located east of downtown
14	808 W. Garvey Ave., Monterey Park	12/1/2006	47,633	$4,100,000	$86.07	$3,749,417	Charles Company	Prosperity Company	1225071	Located east of downtown
15	13905 Francisquito Ave., Baldwin Park	7/18/2006	23,051	$1,350,000	$58.57	$2,551,126	Demesne Development Co.	Quan Living Trust	1138158	Located close to US I-10 in Baldwin Park, east of downtown
16	11812 Deana Street, El Monte	4/27/2006	30,940	$1,320,000	$42.66	$1,858,410	Deana Garden Co.	Uniriver Inc.	1115957	Located east of downtown
17	12129 El Dorado Ave., Sylmar	1/9/2006	35,902	$4,307,206	$119.97	$5,225,945	Meta Housing Corp.	12129 El Dorado Ventures	1084210	Located north of downtown, zoned for 60 unit apartment project
18	1154 Bellevue Ave., Los Angeles	3/27/2006	18,295	$2,000,000	$109.32	$4,761,957	Bellevue Development LLC	R Laurence Keen	1109032	Located just north of downtown
19	1838 E. Workman Ave, West Covina	5/30/2007	48,765	$3,600,000	$73.82	$3,215,749	JV Home LLC	William Mcintyre	1321792	Located east of downtown, zoned for 22 residential units
20	890 E. Gladstone Street, Azusa	8/31/2005	19,998	$795,000	$39.75	$1,731,683	National Development Inc.	Ocean View LP	1084989	Located east of downtown, commercial zoning in single family area
21	92 Rio Rancho Road, Pomona	11/17/2006	187,308	$5,100,000	$27.23	$1,186,047	CSKAB LLC	Paul Wang	1187918	Located east of downtown, raw land on irregular lot

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Management Estimation of Current (As-Is) Range of Property Values

Project Name	Valuation Range and Estimation Methodology				Sq. Ft./Units	9/30/2007 as-is-value w/o capital expense			Cumulative capital expense at quarter's end (4)	9/30/2007 Estimated As-Is-Value at quarter's end
Center Village(1)	$ 95	-	$ 105	per land foot	228,690	$21,725,550	-	$24,012,450	$ -	$21,725,550	-	$24,012,450
717 W. 9th Street	95,000	-	105,000	per dwelling unit	214	20,330,000	-	22,470,000	19,651,221	39,981,221	-	42,121,221
	225	-	250	retail space	6,800	1,530,000	-	1,700,000	-	1,530,000	-	1,700,000
1500 Griffith Avenue(1)	245	-	255	per land foot	87,120	21,344,400	-	22,215,600	-	21,344,400	-	22,215,600
Barstow Produce Center	4	-	6	per land foot	3,267,000	13,068,000	-	19,602,000	15,539,568	28,607,568	-	35,141,568
Pomona Park Village	35	-	45	per land foot	769,270	26,924,450	-	34,617,150	-	26,924,450	-	34,617,150
	140	-	150	gross bldg. s.f.	242,042	33,885,880	-	36,306,300	-	33,885,880	-	36,306,300
Pomona Park Retail	35	-	45	per land foot	435,600	15,246,000	-	19,602,000	431,740	15,677,740	-	20,033,740
Union Lofts	280	-	300	net rentable s.f.	92,409	25,874,520	-	27,722,700	18,558,963	44,433,483	-	46,281,663
Washington Cold Storage(1)	315	-	345	gross bldg. s.f.	59,000	18,585,000	-	20,355,000	-	18,585,000	-	20,355,000
Wall Street Market(2)	275	-	300	per land foot	65,340	-	-	-	2,184,935	2,184,935	-	2,184,935
Washington Produce Market(1)	300	-	350	gross bldg. s.f.	31,876	9,562,800	-	11,156,600	-	9,562,800	-	11,156,600
Camfield Retail Center(5)	50	-	60	per land foot	164,850	8,242,500	-	9,891,000	662	8,243,162	-	9,891,662
Gold's Gym & Public Storage(2)	55	-	65	per land foot	87,120	-	-	-	1,717,916	1,717,916	-	1,717,916
Citrus Gardens	75,000	-	85,000	per dwelling unit	52	3,900,000	-	4,420,000	662,262	4,562,262	-	5,082,262
Covina Gardens	45	-	55	per land foot	43,560	1,960,200	-	2,395,800	56,769	2,016,969	-	2,452,569
San Fernando Court	75,000	-	85,000	per dwelling unit	247	18,525,000	-	20,995,000	646,379	19,171,379	-	21,641,379
	35	-	40	per com bld FAR foot	17,400	609,000	-	696,000	-	609,000	-	696,000
Sky Arc	175	-	200	per land foot	348,480	60,984,000	-	69,696,000	-	60,984,000	-	69,696,000
Southern California Institute of Architecture(1)	270	-	295	gross bldg. s.f.	81,741	22,070,070	-	24,113,595	-	22,070,070	-	24,113,595
Meruelo Baldwin Park	50	-	60	per land foot	257,605	12,880,250	-	15,456,300	1,492,747	14,372,997	-	16,949,047
Meruelo Wall Street(1)	350	-	375	gross bldg. s.f.	98,245	34,385,750	-	36,841,875	-	34,385,750	-	36,841,875
5707 S. Alameda(1)	140	-	150	gross bldg. s.f.	55,729	7,802,060	-	8,359,350	-	7,802,060	-	8,359,350
Vignes Village	120	-	130	per land foot	172,240	20,668,800	-	22,391,200	536,285	21,205,085	-	22,927,485
1211 E. Washington Boulevard(1)	200	-	210	gross bldg. s.f.	108,000	21,600,000	-	22,680,000	-	21,600,000	-	22,680,000
Washington at Central Retail	200	-	210	gross bldg. s.f.	5,479	1,095,800	-	1,150,590	-	1,095,800	-	1,150,590
4th Street Center	145	-	155	per land foot	54,450	7,895,250	-	8,439,750	-	7,895,250	-	8,439,750
Desmond Building	250	-	300	gross bldg. s.f.	78,500	19,625,000	-	23,550,000	312,226	19,937,226	-	23,862,226
620 Gladys Avenue	95	-	105	gross bldg. s.f.	57,354	5,448,630	-	6,022,170	-	5,448,630	-	6,022,170
801 E. 7th Street	95	-	105	gross bldg. s.f.	136,070	12,926,650	-	14,287,350	2,434,479	15,361,129	-	16,721,829
Ceres Street Produce Market	205	-	215	per land foot	10,890	2,232,450	-	2,341,350	90,459	2,322,909	-	2,431,809
Overland Terminal(2)	95	-	105	gross bldg. s.f.	417,191	-	-	-	2,779,100	2,779,100	-	2,779,100
1000 E. Cesar Chavez(1)	75	-	85	per land foot	76,230	5,717,250	-	6,479,550	-	5,717,250	-	6,479,550
230 W. Ave. 26th(1)	140	-	150	gross bldg. s.f.	67,971	9,515,940	-	10,195,650	-	9,515,940	-	10,195,650
1919 Vineburn Street(1)	75	-	85	per land foot	250,470	18,785,250	-	21,289,950	-	18,785,250	-	21,289,950
2131 Humboldt Street(1)	105	-	110	per land foot	312,615	32,824,575	-	34,387,650	471,373	33,295,948	-	34,859,023
Southpark Towers	510	-	525	per land foot	134,011	68,345,610	-	70,355,775	-	68,345,610	-	70,355,775
TransAmerica Lofts	510	-	525	per land foot	45,850	23,383,500	-	24,071,250	3,925,686	27,309,186	-	27,996,936
Olive Street Towers(1)	510	-	525	per land foot	75,753	38,634,030	-	39,770,325	-	38,634,030	-	39,770,325
500 Mateo Street(1)	145	-	155	per land foot	32,670	4,737,150	-	5,063,850	-	4,737,150	-	5,063,850
3rd & Omar Street(1)	300	-	320	gross bldg. s.f.	23,297	6,989,100	-	7,455,040	-	6,989,100	-	7,455,040
Ullman Tower One	445	-	455	per land foot	65,340	29,076,300	-	29,729,700	370,228	29,446,528	-	30,099,928
Ullman Tower Two	400	-	425	per land foot	43,560	17,424,000	-	18,513,000	-	17,424,000	-	18,513,000
3000 E. Washington Blvd.(2)	45	-	55	per land foot	500,940	-	-	-	7,133,650	7,133,650	-	7,133,650
1800 E. Washington Boulevard(1)	145	-	155	gross bldg. s.f.	124,423	18,041,335	-	19,285,565	-	18,041,335	-	19,285,565
788 S. Alameda(1)	520	-	525	gross bldg. s.f.	33,984	17,671,680	-	17,841,600	-	17,671,680	-	17,841,600
Meruelo Chinatown Village	145	-	155	per land foot	239,580	34,739,100	-	37,134,900	-	34,739,100	-	37,134,900
Alameda Square(1)	70	-	80	gross bldg. s.f.	1,493,696	104,558,720	-	119,495,680	459,632	105,018,352	-	119,955,312
Seventh Street Produce Market(1)	145	-	155	per land foot	511,830	74,215,350	-	79,333,650	-	74,215,350	-	79,333,650
Crown Commerce Center(1)	150	-	175	gross bldg. s.f.	282,991	42,448,650	-	49,523,425	-	42,448,650	-	49,523,425
	95	-	105	per land foot	43,900	4,170,500	-	4,609,500	-	4,170,500	-	4,609,500
	80	-	90	per land foot	23,857	1,908,560	-	2,147,130	-	1,908,560	-	2,147,130
American Apartments(1)	240	-	260	gross bldg. s.f.	13,550	3,252,000	-	3,523,000	-	3,252,000	-	3,523,000
905 E. 8th Street(1)	95	-	105	per land foot	54,450	5,172,750	-	5,717,250	-	5,172,750	-	5,717,250
Musica Latina Building	100	-	110	per land foot	21,780	2,178,000	-	2,395,800	288,380	2,466,380	-	2,684,180
American Fish(3)	145	-	155	gross bldg. s.f.	29,213	-	-	-	970,013	970,013	-	970,013
1828 Oak Street(3)	95	-	105	gross bldg. s.f.	78,500	-	-	-	800,481	800,481	-	800,481
Santa Fe Plaza(1)	375	-	400	gross bldg. s.f.	15,000	5,625,000	-	6,000,000	-	5,625,000	-	6,000,000
2000 San Fernando Road(1)	350	-	375	gross bldg. s.f.	119,381	41,783,350	-	44,767,875	-	41,783,350	-	44,767,875
420 Boyd Street(1)	175	-	185	gross bldg. s.f.	47,806	8,366,050	-	8,844,110	-	8,366,050	-	8,844,110
TOTAL						$ 1,090,491,760	-	$ 1,201,418,355	$ 81,515,155	$ 1,172,006,915	-	$ 1,282,933,510

								TOTAL CONSOLIDATED DEBT		294,593,587	-	294,593,587
									CASH AND RESTRICTED CASH	18,607,123	-	18,607,123
								NET ASSET VALUE		896,020,451		1,006,947,046
								SHARES OUTSTANDING		85,844,900		85,844,900
       __________
(1)	Operating Company
(2)	In Escrow
(3)	Option to Buy
(4)
Capitalized expenses include, but are not necessarily limited to, capitalized expenses related to the development of the subject property such as hard construction costs, architectural and other professional fees. Such amounts also include deposits made and option payments.  Costs incurred for interest and property taxes and loan and legal fees were included in the prior quarter, but are no longer included in the calculation.

(5)	Includes 5500 Flotilla Street.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Reconciliation of Net Asset Values (NAV)(1) to GAAP
(in thousands except for share data)

	GAAP	NAV - Low Range		NAV - High Range
Rental properties	$298,495		$(2)		$(2)
Real estate held for development	444,910		(2)		(2)
	743,405	1,172,007		1,282,934
Cash and cash equivalents	11,175	11,175		11,175
Restricted cash	7,432	7,432		7,432
	762,012	1,190,614		1,301,541
Less notes payable secured by real estate	294,594	294,594		294,594
	$467,418	$896,020		$1,006,947

Shares outstanding at September 30, 2007	85,844,900	85,844,900		85,844,900
       __________
(1)	For the definition and discussion NAV, see pages 16.
(2)	In the NAV computation, we do not make distinctions between rental properties and real estate held for development since their status changes over time.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

2007 Key Milestones
For Senior Management

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

Key Milestones for Senior Management

Meruelo Maddux Properties, Inc. is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties located in downtown Los Angeles and other areas in Southern California that are undergoing demographic or economic changes.  We focus on properties that have alternate, more profitable uses achievable through major renovation, redevelopment or development.  Our projects are predominantly located in a densely urban, multi-ethnic environment, involve numerous local entitlement, property assemblage and physical challenges.  We own and have rights to acquire interests in 29 development and redevelopment projects and 27 projects that have already been developed.

With a large and diverse development portfolio, we find that it is helpful to shareholders that senior management identify certain notable business milestones for the current year.  While in the normal course of our business, individual projects and properties may have a large number of goals each year, included below are the milestone goals for which senior management will focus particular attention.  We believe that these milestones both help us track overall portfolio progress as well as represent significant and immediate increases in operating revenue.  The identified milestones are as follows:

A.	Complete the construction of our 92-unit Union Lofts project and significantly lease the property.

B.	Complete the below-grade shoring and structural work for 717 West 9th Street and raise the concrete structure of the building above grade level.

C.	Commence excavation and shoring of the 1150 Grand Avenue building of the South Park Towers project.

D.	Close the acquisition of the Overland Terminal building.

E.	Commence physical construction of the first phase of the Barstow Produce Center.

F.	Commence physical construction of Citrus Gardens.

G.	Complete the Seventh Street Produce Market rehabilitation process.

H.	Fully lease Washington Produce Market.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone A:

Complete the construction of our 92-unit Union Lofts project and significantly lease the property.

We are currently redeveloping the former headquarters of Union Bank, a historic building originally built in 1928, into 92 loft-style residential units and approximately 11,000 square feet of restaurant and lounge space. The property is located at the corner of Hill and Eighth Streets in downtown Los Angeles. Each of the units will be a separate legal condominium unit and are being renovated to a for-sale standard of quality.
We have substantially completed all major physical work and are awaiting final city inspections to receive a temporary certificate of occupancy. A marketing suite with a sample unit is being prepared and property identification and marketing plans are ongoing. We have signed a lease with Los Feliz LLC, whose managing principal is the acclaimed restaurateur John Valencia, to occupy all of the building’s commercial space. Approximately 6,000 square feet of restaurant space will occupy the ground floor, which was formerly the main banking lobby for the Bank’s headquarters with an additional 5,000 square feet of lounge space occupying the vault and safety deposit area. The restaurant and lounge space will retain many of the original bank interior design elements and ornate ceiling and wall motifs.

Shown below and throughout the document are images, including computer-generated images from marketing materials:

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone B:

Complete the below-grade shoring and structural work for 717 West 9th Street and raise the concrete structure of the building above grade level.

717 West 9th Street is a 214 unit residential high rise tower with 6,800 square feet of retail space located at the corner of Flower and Ninth Streets in the Southpark district in downtown Los Angeles.  It is within easy walking distance to both the LA Live project area, Staples Arena and the downtown financial district.  When complete, the building will be thirty four stories high, with a twenty eight story residential tower built on a six story, above ground parking garage.  The top floor of the parking deck will serve as a resident-oriented plaza, with resident amenities such as common rooms, concierge services and health club facilities.  While each of the units will be a separate legal condominium unit and constructed to a high for-sale standard of quality, our business plan calls for them to be initially leased as rental apartment units.

Construction on the property commenced in October 2006 and completion is anticipated for the first quarter of 2009.  After an extensive internal review process, Kajima Construction was selected as the construction manager of the project.  Kajima’s is considered one of the world’s leaders in high rise residential construction.  The project is currently on time and on-budget.

We have since completed the majority of our below-ground construction activity and we are close to finishing the major structural work for the above-grade parking deck.  (see photos below)  This parking garage will be six stories high and the top level will serve as the base of the resident amenities level and the residential units located above.

The final picture on the right shows the entrance of the newly opened and long-awaited Ralph’s Supermarket, as well as the completed Market Lofts project, both of which are located directly across the street from this property.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone C:

Commence excavation and shoring of the 1150 Grand Avenue building of the Southpark Towers project.

Southpark Towers will be a two building complex located on most of a city block between Olive Street and Grand Avenue and 11th and 12th Streets in the Southpark section of downtown Los Angeles.  The first building of the complex, with the address of 1150 Grand Avenue, will be the larger of the two buildings and will contain three hundred and seventy four high rise residential units in a forty three story high rise tower.  A seven story parking garage will be constructed adjacent to the building, with the top floor of the garage dedicated to resident amenities such as a swimming pool, a resident health club, common meeting rooms, concierge service and a common media center.  The ground floor of this building will contain approximately 30,000 square feet of retail space.  While each of the units will be a separate condominium unit and are being constructed to a high for-sale standard of quality, our business plan calls for them to be initially leased as rental apartment units.

1150 Grand Avenue is in the schematic design stages in advance of receiving a building permit.  The second building of the complex, with the address of 336 W. 11th Street is in the conceptual design phase. In advance of construction efforts, we have relocated a majority of the current onsite parking to an adjacent parking structure.  Kajima Construction has been selected as the general contractor for this project.  Shoring is expected to occur during the first quarter of 2008.

Sample lower level floorplate with adjacent parking level

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone D:

Close the acquisition of the Overland Terminal building.

Overland Terminal is a multi-story light industrial, distribution and cold storage building located at the prime commercial intersection of Alameda Street and Olympic Boulevard in downtown Los Angeles.  The building has 293,693 square feet of space that is currently occupied by a wide range of light manufacturing, distribution and food industry tenants. The building sits on approximately 3.5 acres of land and has on-site parking.

In 2003, we reached a contractual agreement to purchase this property for $16.95 million and put up a $500,000 deposit with the group of investors who owned the property.  Subsequent to agreeing to the sale, the majority of the investors concluded that the sale price was significantly below market and attempted to cancel the sale contract.  We bought out one of the investors and received a 12½% economic interest for approximately $2.1 million.  In November of 2006, we received a legal judgment for specific performance of the sales contract against the remaining ownership group.  We have recently taken actions to enforce this judgment.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone E:

Commence physical construction of the first phase of the Barstow Produce Center.

Barstow Produce Center is a multi-phase project being developed to accommodate the needs of the produce distribution industry as well as local distributors from other industries.  The property is located at the Lenwood Road exit of US I-15 near a critical highway junction and is considered to be an excellent trucking transfer location between California’s central valleys and the Los Angeles and Las Vegas metropolitan markets.  This property was formerly the regional distribution hub for Yellow Freight Lines and is approximately 75 acres.  There is an existing 176,750 square foot cross dock building and trucking facility, which will be renovated and be made available for general leasing.

We are developing an additional 404,750 square feet of dock high, cross-dock trucking distribution space in a total of three building phases.  The construction for phases two and three will commence when the prior building phase is substantially leased.  The first building phase is approximately 85,000 square feet (the eventual size will be determined partially by tenants’ requests for mezzanine office space), the second phase will be approximately 125,000 square feet and the final phase will be approximately 185,000 square feet.  The first phase building construction has been completed ahead of schedule and slightly below the original cost estimates and we have received a temporary certificate of occupancy (TCO).  We have reached a joint marketing agreement with the Inland Empire office of CB Richard Ellis.

As can be seen from the pictures below, we have accomplished this goal ahead of schedule and are now actively marketing the property.

This is a picture of the finished Phase 1 building

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone F:

Commence physical construction of Citrus Gardens.

Citrus Gardens is a fifty two unit attached townhome project on three acres of land in the City of Covina, an upper-middle class bedroom community located approximately 18 miles west of downtown Los Angeles.

We have received approvals from the City of Covina to proceed with our development plans. An agreement has been reached with the last tenant of the property to vacate the property.  The tenant vacated the property at the end of this quarter.  We have hired a development project manager with responsibility for this project.  KTGY Architects has been selected for the project and they are proceeding with the schematic design phase.  We anticipate commencing demolition of the existing structures in the fourth quarter of the current year. In addition, we plan to begin site work followed by vertical construction in the third quarter of 2008.  This schedule may be adjusted based on market conditions at the time.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone G:

Complete the Seventh Street Produce Market rehabilitation process.

The Seventh Street Produce Market is a produce distribution terminal market that provides distribution space for approximately sixty smaller produce distributors and wholesalers.  The facility was originally constructed in 1917 and has a leasable area of 122,120 square feet.  In February 2007, the Los Angeles County Health Department began aggressively enforcing the County health code in connection with the activities of a number of tenants operating in the Seventh Street Produce Market.  We have been working with the County Health Department as well as the City of Los Angeles Building Department to address compliance with health and building codes.  In the produce distribution industry, tenants are typically directly responsible for pest control, trash handling, security and other issues relating to their operations.  In order to ensure compliance, we have begun proactively taking over a number of these activities and billing back certain of these costs to tenants on a pro-rata basis.  Approximately one quarter of the facility has been temporarily taken off the market to allow for the modernization and renovation of those units, enabling them to meet new market standards for the produce industry.  In the past several months, we have accomplished the following:

• We have hired the former chief of Environmental Health Safety for the County of Los Angeles to implement and oversee the ongoing compliance activities at the Market;

• We are implementing a state of the art trash reduction, recycling and disposal program.  Specialized equipment that compacts and bales cardboard boxes, compacts non-produce trash, and also efficiently stores and treats produce waste prior to its removal and recycling will be placed at key locations within the Market.  Examples of this type of equipment, which have already been installed at our property at 788 S. Alameda Street, can be seen in the photos below.

• Considerable physical modifications have been made to the buildings to improve security, drainage, bathroom availability and rodent and pest proofing.  These modifications include completing new bathrooms, repaving common access areas and installing new lighting throughout the property.  General maintenance activities have been increased.

• Prior to their final sign-off of our unit renovation plans, the Office of Historic Resources has required that we engage a historic resources consultant.  We have engaged a historic resources consultant, who is now reviewing the project and our renovation plans to ensure that the contemplated work will not inappropriately affect the possible historic nature of the project.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2007

3rd Quarter 2007 status report on Milestone H:

Fully lease Washington Produce Market

Washington Produce Center is a small tenant produce distribution facility with a 34 produce units, each of which feature an independent loading door, a forward storage and maneuvering area and a self contained cooler unit for the storage of produce.  In the produce distribution industry, tenants will often lease more than one unit at a time.  The property has a total of 31,876 square feet of leasable space and is on 2.75 acres of land immediately south of downtown Los Angeles.  This property is functionally identical to our property at 788 S. Alameda Street, which was constructed in the summer of 2006 and is now leased to a range of smaller produce distributors.

The property was constructed, per our specifications, by Dynamic Builders on a cost-plus basis and following substantiation of costs we exercised our purchase agreement and closed on the property on March 7, 2007.  Our leasing staff is actively leasing the property and the property is currently approximately 40% leased with additional potential tenancies in ongoing negotiations.